ICU Medical, Inc. Announces Second Quarter 2016 Results

SAN CLEMENTE, Calif., Aug 8, 2016 (GLOBE NEWSWIRE) -- ICU Medical, Inc. (Nasdaq:ICUI), a leader in the development, manufacture and sale of innovative medical devices used in infusion therapy, oncology and critical care applications, today announced financial results for the second quarter ended June 30, 2016.

Second Quarter 2016 Results

Second quarter 2016 revenue was $96.7 million, compared to $83.8 million in the same period last year. GAAP net income for the second quarter of 2016 was $16.6 million, or $0.98 per diluted share, as compared to GAAP net income of $13.6 million, or $0.83 per diluted share, for the second quarter of 2015. Adjusted diluted earnings per share for the second quarter of 2016 were $1.15 as compared to $0.97 for the second quarter of 2015. Also, adjusted EBITDA was $33.1 million for the second quarter of 2016 as compared to $28.1 million for the second quarter of 2015.

Vivek Jain, ICU Medical's Chief Executive Officer, said, "We are pleased with our revenue, adjusted EBITDA and net income results in the second quarter as we achieved growth in both our direct and OEM channels."

Revenues by market segment for the three months ended June 30, 2016 and 2015 were as follows:

	(dollars in millions)
	Three months ended June 30, 2016			Three months ended June 30, 2015
Market Segment	Direct	OEM	Total	Direct	OEM	Total	Total Change
Infusion Therapy	$38.5	$32.1	$70.6	$31.5	$26.7	$58.2	$12.4
Oncology	8.9	3.8	12.7	6.0	4.2	10.2	2.5
Critical Care	13.2	—	13.2	14.9	0.2	15.1	(1.9)
Other	0.2	—	0.2	0.2	0.1	0.3	(0.1)
	$60.8	$35.9	$96.7	$52.6	$31.2	$83.8	$12.9

The Company ended the second quarter of 2016 with a strong balance sheet. As of June 30, 2016, cash, cash equivalents and investment securities totaled $400.6 million and working capital was $494.8 million. Additionally, the Company generated operating cash flow of $24 million for the second quarter of 2016.

Fiscal Year 2016 Guidance Update

For the year, the Company expects revenue to be in the range of $360 million to $370 million, adjusted diluted earnings per share to be in the range of $4.45 to $4.60, and adjusted EBITDA to be in the range of $127 million to $131 million.

Recently Adopted Accounting Standard

During the second quarter of 2016, the Company adopted the Financial Accounting Standards Board's Accounting Standard Update ("ASU") 2016-09, Improvements to Employee Share-Based Payment Accounting, effective January 1, 2016. The net impact of adopting ASU 2016-09 on net income per share is $0.03 and $0.14 for the three and six months ended June 30, 2016, respectively.

Conference Call

The Company will host a conference call to discuss second quarter 2016 financial results today at 4:30 p.m. EDT (1:30 p.m. PDT). The call can be accessed at (800) 936-9761, international (408) 774-4587, conference ID 47410642. The conference call will be simultaneously available by webcast, which can be accessed by going to the Company's website at www.icumed.com, clicking on the Investors tab, clicking on the Webcast icon and following the prompts. The webcast will also be available by replay.

About ICU Medical, Inc.

About ICU Medical, Inc. (Nasdaq:ICUI) develops, manufactures and sells innovative medical devices used in vascular therapy, oncology and critical care applications. ICU Medical’s products improve patient outcomes by helping prevent bloodstream infections and protecting healthcare workers from exposure to infectious diseases or hazardous drugs. The company’s complete product line includes custom IV systems, closed delivery systems for hazardous drugs, needlefree IV connectors, catheters and cardiac monitoring systems. ICU Medical is headquartered in San Clemente, California. More information about ICU Medical, Inc. can be found at www.icumed.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as ''will,'' ''expect,'' ''believe,'' ''could,'' ''would,'' ''estimate,'' ''continue,'' ''build,'' ''expand'' or the negative thereof or comparable terminology, and may include (without limitation) information regarding the Company's expectations, goals or intentions regarding the future, including our full year 2016 guidance. These forward-looking statements are based on Management's current expectations, estimates, forecasts and projections about the Company and assumptions Management believes are reasonable, all of which are subject to risks and uncertainties that could cause actual results and events to differ materially from those stated in the forward-looking statements. These risks and uncertainties include, but are not limited to, decreased demand for the Company's products, decreased free cash flow, the inability to recapture conversion delays or part/resource shortages on anticipated timing, or at all, changes in product mix, increased competition from competitors, lack of continued growth or improving efficiencies and unexpected changes in the Company's arrangements with its largest customers. Future results are subject to risks and uncertainties, including the risk factors, and other risks and uncertainties, described in the Company's filings with the Securities and Exchange Commission, which include those in the Annual Report on Form 10-K for the year ended December 31, 2015. Forward-looking statements contained in this press release are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

ICU MEDICAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30, 2016	December 31, 2015
	(unaudited)	(1)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$372,895	$336,164
Investment securities	27,720	41,233
Cash, cash equivalents and investment securities	400,615	377,397
Accounts receivable, net	60,487	57,847
Inventories	49,919	43,632
Prepaid income taxes	12,072	14,366
Prepaid expenses and other current assets	8,092	7,631
Assets held for sale	4,209	4,134
TOTAL CURRENT ASSETS	535,394	505,007

PROPERTY AND EQUIPMENT, net	79,704	74,320
GOODWILL	6,245	6,463
INTANGIBLE ASSETS, net	23,183	23,936
DEFERRED INCOME TAXES	18,853	17,099
TOTAL ASSETS	$663,379	$626,825
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$18,853	$13,670
Accrued liabilities	21,759	28,948
TOTAL CURRENT LIABILITIES	40,612	42,618

LONG-TERM LIABILITIES	1,288	1,476
DEFERRED INCOME TAXES	3,764	1,372
INCOME TAX LIABILITY	1,488	1,488
COMMITMENTS AND CONTINGENCIES	—	—
STOCKHOLDERS’ EQUITY:
Convertible preferred stock	—	—
Common stock	1,618	1,608
Additional paid-in capital	149,344	145,125
Treasury stock	(4,471)	—
Retained earnings	488,662	453,896
Accumulated other comprehensive loss	(18,926)	(20,758)
TOTAL STOCKHOLDERS' EQUITY	616,227	579,871
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$663,379	$626,825
______________________________________________________
(1) December 31, 2015 balances were derived from audited consolidated financial statements.

ICU MEDICAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(In thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
REVENUES:
Net sales	$96,712	$83,662	$186,561	$164,985
Other	9	119	15	280
TOTAL REVENUE	96,721	83,781	186,576	165,265
COST OF GOODS SOLD	46,589	40,020	87,211	78,990
GROSS PROFIT	50,132	43,761	99,365	86,275
OPERATING EXPENSES:
Selling, general and administrative	22,491	20,318	44,466	40,492
Research and development	3,338	3,122	6,651	7,430
Restructuring and strategic transaction	1,533	—	1,533	—
Legal settlement	—	—	—	7,059
TOTAL OPERATING EXPENSES	27,362	23,440	52,650	54,981
INCOME FROM OPERATIONS	22,770	20,321	46,715	31,294
BARGAIN PURCHASE GAIN	1,110	—	1,110	—
OTHER INCOME, net	77	240	224	766
INCOME BEFORE INCOME TAXES	23,957	20,561	48,049	32,060
PROVISION FOR INCOME TAXES (1)	(7,351)	(6,991)	(13,283)	(8,804)
NET INCOME (1)	$16,606	$13,570	$34,766	$23,256
NET INCOME PER SHARE
Basic	$1.03	$0.86	$2.16	$1.48
Diluted (3)	$0.98	$0.83	$2.05	$1.43
WEIGHTED AVERAGE NUMBER OF SHARES
Basic	16,091	15,781	16,070	15,738
Diluted (2)	17,000	16,352	16,964	16,302
 ______________________________
(1) As a result of the adoption of ASU 2016-09, the Company recorded $0.8 million and $3.1 million in excess tax benefits as a component of income taxes for the three and six months ended June 30, 2016, respectively.

(2) As a result of the adoption of ASU 2016-09, the Company recorded a 345,000 share and a 340,000 share adjustment to the weighted average diluted shares outstanding for the three and six months ended June 30, 2016, respectively.

(3) The net impact of adopting ASU 2016-09 on net income per share is $0.03 and $0.14 for the three and six months ended June 30, 2016, respectively.

ICU MEDICAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In thousands)

	Six months ended June 30,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$34,766	$23,256
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,648	9,026
Provision for doubtful accounts	—	53
Provision for warranty and returns	(125)	38
Stock compensation	7,674	5,947
Loss (gain) on disposal of property and equipment	31	(33)
Bargain purchase gain	(1,110)	—
Bond premium amortization	121	1,223
Changes in operating assets and liabilities:
Accounts receivable	(2,527)	(5,529)
Inventories	(5,479)	(2,267)
Prepaid expenses and other assets	(3,784)	(1,375)
Accounts payable	3,752	1,894
Accrued liabilities	(5,985)	(1,027)
Income taxes, including excess tax benefits and deferred income taxes	4,793	(2,031)
Net cash provided by operating activities	41,775	29,175
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(9,112)	(5,005)
Proceeds from sale of assets	1	34
Business acquisitions, net of cash acquired	(2,606)	—
Intangible asset additions	(513)	(440)
Purchases of investment securities	(18,106)	(17,092)
Proceeds from sale of investment securities	31,765	49,555
Net cash provided by investing activities	1,429	27,052
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	7,796	5,797
Proceeds from employee stock purchase plan	1,197	1,041
Purchase of treasury stock	(16,911)	(1,435)
Net cash (used in) provided by financing activities	(7,918)	5,403
Effect of exchange rate changes on cash	1,445	(6,350)
NET INCREASE IN CASH AND CASH EQUIVALENTS	36,731	55,280
CASH AND CASH EQUIVALENTS, beginning of period	336,164	275,812
CASH AND CASH EQUIVALENTS, end of period	$372,895	$331,092

Use of Non-GAAP Financial Information

This press release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles ("GAAP"). The non-GAAP financial measures should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. There are material limitations in using these non-GAAP financial measures because they are not prepared in accordance with GAAP and may not be comparable to similarly titled non-GAAP financial measures used by other companies, including peer companies. Our management believes that the non-GAAP data provides useful supplemental information to management and investors regarding our performance and facilitates a more meaningful comparison of results of operations between current and prior periods. We use non-GAAP financial measures in addition to and in conjunction with GAAP financial measures to analyze and assess the overall performance of our business, in making financial, operating and planning decisions, and in determining executive incentive compensation. The non-GAAP financial measures included in this press release are adjusted EBITDA and adjusted diluted earnings per share ("Adjusted Diluted EPS").

Adjusted EBITDA excludes the following items:

Intangible asset amortization expense: We do not acquire businesses or capitalize certain patent costs on a predictable cycle. The amount of purchase price allocated to intangible assets and the term of amortization can vary significantly and are unique to each acquisition. Capitalized patent costs can vary significantly based on our current level of development activities. We believe that excluding amortization of intangible assets provides the users of our financial statements with a consistent basis for comparison across accounting periods.

Depreciation expense: We exclude depreciation expense in deriving adjusted EBITDA because companies utilize productive assets of different ages and the depreciable lives can vary significantly resulting in considerable variability in depreciation expense among companies.

Stock compensation expense: Stock-based compensation is generally fixed at the time the stock-based instrument is granted and amortized over a period of several years. The value of stock options is determined using a complex formula that incorporates factors, such as market volatility, that are beyond our control. The value of our restricted stock awards is determined using the grant date stock price, which may not be indicative of our operational performance over the expense period. Additionally, in order to establish the fair value of performance-based stock awards, which are currently an element of our ongoing stock-based compensation, we are required to apply judgment to estimate the probability of the extent to which performance objectives will be achieved. Based on the above factors, we believe it is useful to exclude stock-based compensation in order to better understand our operating performance.

Restructuring and strategic transaction: We incur restructuring and strategic transaction charges that result from events, which arise from unforeseen circumstances and/or often occur outside of the ordinary course of our ongoing business. Although these events are reflected in our GAAP financial statements, these unique transactions may limit the comparability of our ongoing operations with prior and future periods.

Legal settlement: We may incur charges or benefits as well as legal costs related to litigation and other contingencies. We exclude these charges or benefits, when significant as well as the legal costs associated with significant legal matters, because we do not believe they are an indication of our operating performance.

Bargain purchase gain: We may incur a bargain purchase gain on certain acquisitions if the fair market value of the identifiable assets acquired and liabilities assumed, net of deferred taxes exceeds the total consideration paid. We exclude such gains as they are related to acquisitions and have no direct correlation to the operation of our ongoing business.

Adjusted Diluted EPS excludes, net of tax, intangible asset amortization expense, stock compensation expense, restructuring and strategic transaction, legal settlement and bargain purchase gain, which was tax free. We apply our GAAP consolidated effective tax rate to our non-GAAP financial measures, other than when the underlying item has a materially different tax treatment.

From time to time in the future, there may be other items that we may exclude if we believe that doing so is consistent with the goal of providing useful information to investors and management.

The following tables reconcile our GAAP and non-GAAP financial measures:

ICU MEDICAL, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited)
(In thousands, except per share data)

	Adjusted EBITDA
	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
GAAP net income	$16,606	$13,570	$34,766	$23,256

Non-GAAP adjustments:
Stock compensation expense	3,866	3,134	7,674	5,947
Depreciation and amortization expense	4,847	4,397	9,648	9,026
Restructuring and strategic transaction	1,533	—	1,533	—
Legal settlement	—	—	—	7,059
Bargain purchase gain	(1,110)	—	(1,110)	—
Provision for income taxes	7,351	6,991	13,283	8,804
Total non-GAAP adjustments	16,487	14,522	31,028	30,836

Adjusted EBITDA	$33,093	$28,092	$65,794	$54,092

	Adjusted diluted earnings per share
	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
GAAP diluted earnings per share	$0.98	$0.83	$2.05	$1.43

Non-GAAP adjustments:
Stock compensation expense	$0.23	$0.19	$0.45	$0.36
Amortization expense	$0.04	$0.03	$0.08	$0.07
Restructuring and strategic transaction	$0.09	$—	$0.09	$—
Legal settlement	$—	$—	$—	$0.43
Bargain purchase gain	$(0.07)	$—	$(0.07)	$—
Estimated income tax impact from adjustments	$(0.12)	$(0.08)	$(0.21)	$(0.29)
Adjusted diluted earnings per share	$1.15	$0.97	$2.39	$2.00

ICU MEDICAL, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures - Fiscal Year 2016 Outlook (Unaudited)
(In millions, except per share data)

GAAP net income	$64	$67

Non-GAAP adjustments:
Stock compensation expense	15	15
Depreciation and amortization expense	19	19
Restructuring and strategic transaction	2	2
Bargain purchase gain	(1)	(1)
Provision for income taxes	28	29
Total non-GAAP adjustments	63	64

Adjusted EBITDA	$127	$131

GAAP diluted earnings per share	$3.72	$3.87

Non-GAAP adjustments:
Stock compensation expense	$0.87	$0.87
Amortization expense	$0.16	$0.16
Restructuring and strategic transaction	$0.12	$0.12
Bargain purchase gain	$(0.06)	$(0.06)
Estimated income tax impact from adjustments	$(0.36)	$(0.36)
Adjusted diluted earnings per share	$4.45	$4.60

CONTACT:
ICU Medical, Inc.
Scott Lamb, Chief Financial Officer
(949) 366-2183

ICR, Inc.
John Mills, Partner
(646) 277-1254